SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): March 6, 2018

Valeant Pharmaceuticals International, Inc.

(Exact Name of Registrant as Specified in Its Charter)

British Columbia, Canada	001-14956	98-0448205
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2150 St. Elzéar Blvd. West

Laval, Quebec

Canada H7L 4A8

(Address of Principal Executive Offices)(Zip Code)

514-744-6792

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Early in 2017, the Talent & Compensation Committee of the Board of Directors introduced a new Long-Term Incentive program for its senior-most executives to better align the awards with Valeant’s business strategy and plan to transform the company. This approach, as disclosed in last year’s proxy statement, is more consistent with pharmaceutical industry practices, including awarding annual LTI grants (versus front-loaded multi-year grants) and providing a balanced portfolio of Performance Share Units (PSUs), Restricted Share Units (RSUs), and Stock Options.

In light of these changes, the Talent & Compensation Committee has reviewed the front-loaded multi-year grants received by our Chief Executive Officer, Joseph C. Papa, and our Executive Vice President and Chief Financial Officer, Paul S. Herendeen upon joining the Company in 2016. Mr. Papa and Mr. Herendeen did not receive any equity grants in 2017. As a result of this review and considering the input from our shareholders, the Board of Directors has decided that Mr. Papa and Mr. Herendeen will be eligible this year to receive the same balanced portfolio of LTI grants on an annual basis as is awarded to other senior executives. This approach better aligns Mr. Papa and Mr. Herendeen’s long-term compensation with the senior executive team, provides strong retentive value, and takes into consideration the interests and feedback of our shareholders.

For 2018, Mr. Papa will receive an LTI award with an aggregate value of $10.0M and Mr. Herendeen will receive an LTI award with an aggregate value of $3.5M, awarded in PSUs (where the performance metrics will be based on total shareholder return and return on tangible capital), RSUs, and stock options.

The 933,416 PSUs Mr. Papa received upon hire in 2016 will be cancelled, and the shares underlying those PSUs will be permanently retired so that they will not be available for further grants under Valeant’s equity compensation plan.

No other changes to Mr. Papa or Mr. Herendeen’s employment arrangements are being made at this time.

Since joining Valeant, Mr. Papa and Mr. Herendeen have made significant contributions to our turnaround efforts by stabilizing the company, increasing our financial flexibility, simplifying the business model and improving operational efficiency. They continue to hold the company accountable for delivering on our commitments to best serve our shareholders, employees, customers and patients.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALEANT PHARMACEUTICALS INTERNATIONAL, INC.

By:	/s/ Christina Ackermann
	Name:	Christina Ackermann
	Title:	Executive Vice President and General Counsel

Date: March 12, 2018